Exhibit 10.5

INVESTOR RIGHTS AGREEMENT

dated as of

February 25, 2015

by and between

MERGE HEALTHCARE INCORPORATED

and

the INVESTORS Listed on SCHEDULE 1 Hereto

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT, dated as of February 25, 2015 (this “Agreement”), by and between Merge Healthcare Incorporated, a Delaware corporation (the “Company”), and the parties listed on Schedule 1 hereto (collectively, the “Investors”).  Each of the Investors and the Company are from time to time referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Investors and the Company have entered into that certain Purchase Agreement, dated as of February 25, 2015 (the “Purchase Agreement”), pursuant to which Investors have agreed to purchase, severally and not jointly, subject to the satisfaction and/or waiver of the conditions set forth therein, 50,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”); and

WHEREAS, it is a condition precedent to Investors’ obligation to purchase such Preferred Stock that the Company enter into this Agreement with Investors to provide for certain rights and obligations of the Parties following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Definitions.  The following terms shall have the meanings ascribed to them below:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  In addition, references to “Affiliates” of the Investors shall include any entities or funds managed by the same investment advisor or manager or such other entity acting in a similar capacity.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including without limitation, the 60-day provision in paragraph (d)(1)(i) thereof).  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

“Board” means the Board of Directors of the Company.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company.

“Certificate of Designation” means the Certificate of Designation of Series A Convertible Preferred Stock of the Company, adopted on or about the date hereof and as amended, supplemented or modified from time to time.

“Closing” has the meaning ascribed thereto in the recitals of this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble of this Agreement.

“Confidential Information” means any and all information provided to the Investors pursuant to this Agreement, including, without limitation, Section 3.1; provided that it shall not include information that has become generally available to the public, other than as a result of a breach by any of the Parties of Section 3.3 or Section 3.4.

“Convertible Securities” has the meaning set forth in the Certificate of Designation.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of April 29, 2014, by and among the Company, the Company’s Subsidiaries party thereto, Guggenheim Corporate Funding, LLC and the Lenders party thereto, as amended or modified, or its conditions waived, from time to time.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Equity Securities” means any Common Stock, Options or Convertible Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Entity” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi-judicial or administrative subdivision, department, authority, entity, agency, regulator, commission, board, bureau, court, or instrumentality.

“Indemnified Party” has the meaning set forth in Section 2.5(c).

“Indemnifying Party” has the meaning set forth in Section 2.5(c).

“Investors” has the meaning set forth in the preamble of this Agreement.

“Investor Parties” means the Investors, each of their respective Affiliates and their respective transferees.

“Investor Party Indemnitees” has the meaning set forth in Section 2.5(a).

“Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Losses” has the meaning set forth in Section 2.5(a).

“Majority Investor Parties” means Investor Parties holding a majority of the Registrable Securities held by all Investor Parties.

“Minimum Holding” has the meaning set forth in Section 3.5.

“Notice and Questionnaire” means a written notice executed by Investor Parties and delivered to the Company containing the information required by Item 507 of Regulation S-K to be included in any Shelf Registration Statement regarding Investor Parties seeking to sell Common Stock pursuant thereto.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Other Securities” means the Common Stock or other securities of the Company which the Company is registering pursuant to a Registration Statement covered by Section 2.2.

“Parties” has the meaning ascribed thereto in the recitals of this Agreement.

“Permitted Issuance” means any issuance by the Company of Equity Securities (1) to the Company or a Subsidiary of the Company, (2) to officers, employees, directors or consultants of the Company and its Subsidiaries pursuant to the Company’s Board-approved equity incentive plans and the securities issued upon exercise of such grants, (3) as consideration in a merger or acquisition of the stock or assets of another Person approved by the Board, (4) upon the occurrence of a pro rata stock split, stock dividend or any subdivision of the Common Stock, or any other reclassification, reorganization or other similar proportionate recapitalization approved by the Board, (5) pursuant to the conversion or exchange of any securities of the Company into Capital Stock, or the exercise of any warrants or other rights to acquire Capital Stock, (6) in connection with any private placement of warrants to purchase Capital Stock to lenders or other institutional investors (excluding the Company’s stockholders) in any arm’s length transaction approved by the Board in which such lenders or investors provide debt financing to the Company or any Company Subsidiary, (7) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company or any Subsidiary) relating to the operation of the Company’s or any Subsidiary’s business approved by the Board and for which a primary purpose thereof is not raising capital or (8) in connection with any private placement of up to 2,000,000 shares of Common Stock in the aggregate as consideration for acquisitions or other transactions approved by the Board.

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or other entity.

“Piggyback Notice” has the meaning set forth in Section 2.2(a).

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Preferred Stock” has the meaning ascribed thereto in the recitals of this Agreement.

“Pro Rata Share” means, for any Investor Party at any time of determination, the quotient of (i) the sum of, without duplication, (A) the number of shares of Common Stock issued upon conversion of the Preferred Stock Beneficially Owned by such Investor Party, plus (B) the number of shares of Common Stock issuable upon conversion of the Preferred Stock Beneficially Owned by such Investor Party, divided by, (ii) the sum of, without duplication, (A) the number of shares of Common Stock outstanding at such time of determination, plus (B) the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock at such time of determination.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Purchase Agreement” has the meaning ascribed thereto in the recitals of this Agreement.

“Purchase Rights” has the meaning set forth in Section 3.5.

“Registrable Securities” means shares of Common Stock issued by the Company upon conversion of any shares of Preferred Stock, as well as any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, such Preferred Stock or other Registrable Securities and any securities issued in exchange for such Preferred Stock or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale by Investor Parties holding such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (b) such securities shall have been sold pursuant to Rule 144 or eligible for sale by the Investors pursuant to Rule 144(b)(1)(i), (c) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and not subject to any stop order, and such securities may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act or (d) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” has the meaning set forth in Section 2.1(b).

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1(b).

“Subsidiary” shall mean any Person of which at least (i) a majority of the equity or (ii) a majority of the voting interests, are owned or controlled, directly or indirectly, by the Corporation, by any one or more of its Subsidiaries, or by any combination of the Corporation and one or more of its Subsidiaries

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors).

SECTION 1.2. General Interpretive Principles.  Unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular; (ii) “including” means including without limitation; (iii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Agreement; (iv) any reference to a day or number of days, unless expressly referred to as a business day shall mean the respective calendar day or number of calendar days; (v) references to Sections of or Rules under the Exchange Act shall be deemed to include substitute, replacement or successor Sections or Rules, and any term defined by reference to a Section of or Rule under the Exchange Act shall include SEC and judicial interpretations of such Section or Rule; and (vi) headings are for convenience of reference only.

ARTICLE II
REGISTRATION RIGHTS

SECTION 2.1. Demand Registration.

(a) At any time and from time to time following the Closing, the Majority Investor Parties shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act on Form S-1 or any similar long-form registration statement the number of Registrable Securities Beneficially Owned by Investor Parties and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that the Company shall not be required to effect a Demand Registration pursuant to this Section 2.1(a) after the Company has effected three (3) Demand Registrations pursuant to this Section 2.1(a); and provided further, that Investor Parties shall not be entitled to deliver to the Company more than two (2) Demand Registrations in any 12-month period and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by Investor Parties includes at least 10% of the originally issued shares of the Registrable Securities issued upon conversion of Preferred Stock originally issued to Investor Parties or is reasonably expected to result in aggregate gross cash proceeds in excess of $10,000,000 (without regard to any underwriting discount or commission).  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.  Following receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than 60 days after receipt by the Company of such Demand Notice, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by Investor Parties in accordance with the methods of distribution elected by the Majority Investor Parties (a “Demand Registration Statement”) and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b) In addition to the Demand Registrations provided in Section 2.1(a), provided the Company is eligible to register the Registrable Securities on Form S-3, as soon as commercially practicable following the Closing (but in no event later than May 15, 2015), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, then on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities in an amount at least equal to the total number of shares of Conversion Stock issuable upon conversion of all then outstanding shares of Preferred Stock.  The Company shall use its commercially reasonable efforts to cause any such registration statement on Form S-3 or similar short-form registration statement (a “Shelf Registration”) to be declared effective under the Securities Act as promptly as practicable after the filing thereof and prior to August 25, 2015 and maintain the effectiveness of such registration statement until the Investors no longer holds Registrable Securities (the “Effectiveness Period”).  If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale from time to time by holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is sixty (60) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such holders in accordance with any reasonable method of distribution elected by the Majority Investor Parties.

(c) If the holder(s) of Registrable Securities so elect in writing delivered to the Company, the Company will use its commercially reasonable efforts to cause a Demand Registration or an offering of Registrable Securities covered by a Shelf Registration to be in the form of an underwritten offering.  The holder(s) of a majority of the Registrable Securities included in such offering shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(d) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise Investor Parties in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by any Investor Party based on the number of Registrable Securities Beneficially Owned by such Investor Party; and

(ii)  second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(f) The Majority Investor Parties shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and upon such notification such Registration Statement shall not be counted as a Demand Registration under Section 2.1(a).  The Company shall not be required to pay for the expenses of Investor Parties in connection with any registration proceeding begun pursuant to Section 2.1(a) that has been subsequently withdrawn pursuant to this Section 2.1(f) at the request of the Majority Investor Parties, unless the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed at least two (2) Business Days prior to the Company’s receipt of such Demand Notice.

(g) With the prior written consent of the Majority Investor Parties (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate any offerings under this Section 2.1 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for any Registrable Securities being registered pursuant to Section 2.1(a) and all Other Securities.

SECTION 2.2. Piggyback Registration.

(a) At any time after the Closing, if, other than pursuant to Section 2.1, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account (other than a registration statement (a) on Form S-4, Form S-8 or any successor forms thereto, (b) filed solely in connection with any employee benefit or dividend reinvestment plan or (c) for the purpose of effecting a rights offering relating to the Common Stock) or for the account of any of its security holders, the Company will give to Investor Parties written notice of such filing at least fifteen (15) days prior to the anticipated filing date (the “Piggyback Notice”).  The Piggyback Notice shall offer Investor Parties the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.2, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as it may request (a “Piggyback Registration”).  Subject to Section 2.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after notice has been given to Investor Parties.  The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b) If any of the securities to be registered pursuant to the registration giving rise to Investor Parties’ rights under this Section 2.2 are to be sold in an underwritten offering, Investor Parties shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise Investor Parties in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, all Other Securities being sold by the Company or by any Person (other than Investor Parties) exercising a contractual right to demand registration pursuant to which such registration statement was filed; and

(ii) second, among any other holders of Registrable Securities or Other Securities requesting such registration, pro rata, based on the aggregate number of Registrable Securities and Other Securities Beneficially Owned by each such holder.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of the related Registration Statement and shall have no obligation to register any Registrable Securities in connection with such registration, except to the extent provided herein.

(d) Each Investor Party shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw at least two (2) Business Days prior to the planned effective date of the related Registration Statement.  Notwithstanding Section 2.3, the Company shall not be required to pay for the expenses of any Investor Party in connection with any registration proceeding begun pursuant to this Section 2.2 from which Investor Parties has subsequently withdrawn pursuant to this Section 2.2(d), unless such Investor Party’s withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed at least two (2) Business Days prior to the Company’s delivery of such Piggyback Notice.

SECTION 2.3. Registration Expenses.  In connection with registrations pursuant to Sections 2.1 and 2.2 (subject to Section 2.1(d)), the Company shall pay all of the registration expenses incurred in connection with the registration thereunder, including all: (a) registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) processing, duplicating and printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) fees and expenses incurred in connection with the listing of the Registrable Securities, (f) reasonable fees and disbursements of counsel for the Company, reasonable fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by any registered public accounting firms of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (g) reasonable and documented fees and disbursements of one counsel for the Investor Parties, up to $150,000 in the aggregate, and (h) reasonable fees and expenses of any special experts retained by the Company in connection with such registration.  Notwithstanding the foregoing, Investor Parties shall be responsible for (i) any underwriting fees, discounts or commissions, (ii) any commissions of brokers and dealers, and (iii) capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities of Investor Parties.

SECTION 2.4. Registration Procedures.

(a) In connection with the registration of any Registrable Securities pursuant to this Agreement:

(i) The Company shall prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as provided herein, make all required filings with FINRA and use commercially reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement, the Company shall file an appropriate amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall use commercially reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii) The Company shall prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective during the periods provided herein.

(iii) The Company shall provide copies to and permit counsel designated by the holder(s) of Registrable Securities to review each Registration Statement and all amendments and supplements thereto (other than reports and proxy statements filed by the Company under the Exchange Act that are incorporated by reference in the Registration Statement or prospectus included therein) no fewer than seven days prior to their  filing with the SEC and, except as required by law, not file any document to which such counsel reasonably objects in good faith (other than reports and proxy statements filed by the Company under the Exchange Act that are incorporated by reference in the Registration Statement or prospectus included therein).

(iv) The Company shall advise Investor Parties promptly (which notice pursuant to clauses (B) through (E) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(A) when the Prospectus or any Prospectus supplement or post-effective amendment is proposed to be or has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC or any other Governmental Entity for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

(C)  of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(E) of the existence of any fact or the happening of any event, during the period in which a Registration Statement remains effective under the Securities Act, that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

In the case of clauses (C) or (D), the Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of the Registration Statement or the Registrable Securities at the earliest possible time and, in the case of clause (E), the Company shall promptly prepare a supplement or amendment to the Registration Statement and/or Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus (including any document incorporated by reference therein) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading

(v) The Company shall furnish to the holder(s) of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder,

(vi) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the managing underwriters.

(vii) The Company shall use its commercially reasonable efforts to cause all such Registrable Securities which are registered to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(viii) The Company shall, unless any Registrable Securities shall be in book-entry form only, cooperate with Investor Parties to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities Laws), and enable such Registrable Securities to be in such denominations and registered in such names as Investor Parties may request at least two (2) Business Days before any sale of Registrable Securities.  In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(ix) The Company shall use its commercially reasonable efforts to promptly register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Investor Party reasonably requests and which may be necessary to enable such Investor Party to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor Parties, keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor Parties to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor Parties; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this Agreement or (C) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service but for this Agreement.

(x) The Company shall use its commercially reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Entity within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(xi) If such sale is pursuant to an underwritten offering, use commercially reasonable efforts to obtain “comfort” letters dated the pricing date of the offering of the Registrable Securities and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing underwriter reasonably requests.

(xii)  The Company shall use commercially reasonable efforts to furnish, at the request of the holder(s) of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or are otherwise sold pursuant thereto, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and the seller may reasonably request and are customarily included in such opinions.

(xiii) The Company shall cooperate with the holder(s) of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority.

(xiv) The Company shall, in the event that any Investor Party advises the Company that Investor Party intends to distribute any Registrable Securities by means of an underwritten offering, whether pursuant to Sections 2.1 or 2.2, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by such Investor Party or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities and deliver such documents and certificates as may be reasonably requested by such Investor Party, its counsel and the managing underwriter(s), if any.

(xv) The Company shall use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) No Investor Party by acquisition of a Registrable Security shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless it has furnished the Company with a Notice and Questionnaire (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  The Company may require Investor Parties selling Registrable Securities pursuant to a Registration Statement to furnish to the Company such information regarding Investor Parties and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in such Registration Statement.  Investor Parties shall promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Investor Parties not misleading.  Any sale of any Registrable Securities by such Investor Parties shall constitute a representation and warranty by such Investor Party that the information relating to Investor Party and its plan of distribution is as set forth in the Prospectus delivered in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Investor Party or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by Investor Party or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.  The Company may exclude from such Registration Statement the Registrable Securities of any Investor Party that fails to furnish such information within a reasonable time after receiving such request.  The Company shall not include in any Registration Statement any information regarding, relating to or referring to such Investor Party or its plan of distribution without the approval of such Investor Party in writing.

(c) No Investor Party shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 2.5. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, Investor Parties, the officers, directors, partners (limited and general), members, managers, representatives, agents and employees of Investor Parties, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Investor Parties, each underwriter (including Investor Parties if they are deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, the “Investor Party Indemnitees”), from and against all losses, claims, damages, liabilities and expenses (collectively, “Losses”) in connection with any sale of Registrable Securities pursuant to a Registration Statement arising out of or based upon (i) any violation or alleged violation of the Securities Act or any rule or regulation promulgated thereunder by the Company or any of its Affiliates, employees, officers, directors or agents or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to such Investor Party Indemnitee in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor Party Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor Party Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Investor Party Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company.

(b) In connection with any Registration Statement in which an Investor Party is participating by registering Registrable Securities, such Investor Party shall indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors, agents, representatives or other employees of the Company, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue or alleged untrue statement or omission or alleged omission is made in such Registration Statement or in any preliminary or final Prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in reliance upon and in conformity with written information furnished to the Company by Investor Parties for inclusion in such document provided, however, that in no event shall any indemnity under this Section 2.5(b) payable by a holder exceed the amount by which the net proceeds actually received by such holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.

(c) If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Action with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action, in which case the Indemnified Party shall also have the right to employ counsel and to assume the defense of such; provided, further, that the Indemnifying Party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable and documented.  Whether or not such defense is assumed by the Indemnifying Party, neither the Indemnifying Party nor the Indemnified Party will be subject to any liability for, or otherwise effect, any settlement made without the consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) Neither Party shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Section 2.5 without the other Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may agree without the prior written consent of the Indemnified Party to any settlement, compromise, discharge or consent to an entry of judgment, in each case that relates only to money damages and which unconditionally releases the Indemnified Party from all liability in connection with such claim.

(e) If the indemnification provided for in this Section 2.5 is unavailable to hold harmless each of the Indemnified Parties against any losses, claims, damages, liabilities and expenses to which such parties may become subject under the Securities Act, then the Indemnifying Party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses.  The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Indemnifying Party on the one hand, or by such Indemnified Party on the other, and such party’s relative intent, knowledge, access to information and opportunity to have corrected or prevented such statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation. In no event shall any holder’s contribution obligation under this Section 2.5(e) exceed the amount by which the net proceeds actually received by such holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.

SECTION 2.6. Miscellaneous.

(a) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as there are outstanding Registrable Securities, to use commercially reasonable efforts to:

(i)  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement as required by law; and

(ii) file with the SEC in a timely manner all reports and other documents as the SEC may prescribe under the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act.

(b) Subject to the provisions hereof, in the event the Company proposes to enter into an underwritten public offering, Investor Parties shall enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the period beginning up to thirty (30) days prior to the date of such offering and extending for up to 120 days following the effective date of such offering if so requested by the Company and the underwriters.  The Company may impose stop-transfer restrictions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

(c) From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Investor Parties, without their prior written consent. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the holders herein.

ARTICLE III
OTHER RIGHTS

SECTION 3.1. Information Rights.  For so long as any shares of Preferred Stock are outstanding, the Company shall provide each of the Investor Parties with (i) consolidated unaudited financial statements of the Company and its Subsidiaries consisting of an unaudited income statement for such quarter, statement of cash flows for such quarter and balance sheet as of the end of such quarter and, in each case, prepared in accordance with GAAP; (ii) consolidated audited financial statements of the Company and its Subsidiaries consisting of an audited income statement for such fiscal year, statement of cash flows for such fiscal year and balance sheet as of the end of such fiscal year and, in each case, prepared in accordance with GAAP; and (iii) a copy of the financial plan of the Company and its Subsidiaries in the form approved by the Board for each fiscal year and any Board-approved revisions thereof; provided that any documents or other information filed with the SEC need not be separately provided by the Company to Investor Parties.

SECTION 3.2. Inspection Rights.  Each Investor Party who owns at least 25% of the Preferred Stock shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times during regular business hours with reasonable advance notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information that the Board determines in good faith presents a conflict of interest as it relates to the recipient.

SECTION 3.3. Confidentiality. The Parties shall keep, and shall cause their respective officers, directors, employees, affiliates and attorneys to keep, all Confidential Information furnished to them in connection with this transaction confidential and shall not use or disclose such Confidential Information, or cause such Confidential Information to be disclosed, to any Person, provided, however, that the Confidential Information may be disclosed (i) to any Party’s officers, directors, employees, affiliates, attorneys and other advisors on a need to know basis; (ii) to any regulatory or other governmental authorities as required by applicable law; (iii) to any Person who has signed a confidentiality agreement agreeing to be bound by the terms of this Section 3.3; and (iv) to the extent required by law.

SECTION 3.4. Transferability. For so long as any shares of Preferred Stock are outstanding, any Person to whom any Investor Party directly or indirectly transfers Preferred Stock, other than any Person reasonably determined by the Board to be a competitor of the Company, shall be entitled to the Information Rights in Section 3.1 and the Inspection Rights in Section 3.2 so long as such Person (a) signed a confidentiality agreement containing substantially the terms included in Section 3.3 hereto and (b), following such transfer, holds, in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent at least ten percent (10%) of the Capital Stock purchased by Investors pursuant to the Purchase Agreement (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends or similar recapitalizations).

SECTION 3.5. Preemptive Rights.  For so long as the Investor Parties own in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent at least twenty-five percent (25%) of the Capital Stock purchased by Investors pursuant to the Investment Agreement (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) (the “Minimum Holding”), if at any time the Company proposes to grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person (the “Purchase Rights”), then it shall give Investor Parties written notice of its intention to do so, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same.  For so long as the Investor Parties hold at least the Minimum Holding, each Investor Party shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its Pro Rata Share of the Equity Securities proposed to be granted, issued or sold by the Company triggering the Purchase Rights. Each Investor Party shall have thirty (30) days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased.  If not all of Investor Parties elect to purchase their Pro Rata Share of the Equity Securities subject to the Purchase Rights, then the Company shall promptly notify in writing Investor Parties who have elected to purchase their full Pro Rata Share of such Equity Securities and shall offer such Investor Parties the right to acquire such unsubscribed shares on a pro rata basis (based on Pro Rata Shares).  Investor Parties shall have fifteen (15) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares.  If Investor Parties have, in the aggregate elected to purchase more than the number of unsubscribed shares being offered in such notice, then the unsubscribed shares shall be allocated according to each Investor Party’s Pro Rata Share up to the number of unsubscribed shares set forth in the notice to Investor Parties.  If Investor Parties fail to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the purchasers’ rights were not exercised, at a price and upon terms and conditions that are not materially more favorable to the purchasers thereof than specified in the Company’s notice to Investor Parties pursuant to this Section 3.5.  If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities (other than Permitted Issuances) without first again complying with this Section 3.5.

SECTION 3.6. Consent Rights.  For so long as Investor Parties hold at least the Minimum Holding, the Company will not, without first obtaining the written consent or affirmative vote of the Majority Investor Parties, take any of the following actions: (i) increase the number of shares of Capital Stock reserved or made available for issuance under the Company’s employee, officer, director and consultant equity incentive plans or similar arrangements (other than annual or bi-annual increases consistent with the Company’s past practices), (ii) authorize or issue more than 1,000,000 shares (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) of Common Stock (or options, warrants or rights to acquire Common Stock) pursuant to any real estate transaction, equipment lease financing, bank financing arrangement, (iii) purchase any capital stock or other equity interest, or a material portion of the assets of, any other entity for aggregate consideration in excess of amounts permitted under the Credit Agreement as amended, or its provisions waived, from time to time, (iv) declare or pay any dividend or distribution on any share or shares of Capital Stock (other than the Preferred Stock) unless the Company has paid in full all accrued and unpaid dividends on the Preferred Stock through the Dividend Reference Date (as defined in the Certificate of Designation) immediately preceding such declaration or payment in accordance with the Certificate of Designation, (v) cause the Total Leverage Ratio (as defined in the Credit Agreement) to exceed 6.50 to 1.00, (vi) redeem, purchase, or otherwise acquire any share or shares of Capital Stock, other than repurchases of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at or below the fair market value of such shares (as determined by the Board) upon the occurrence of certain events specified in such agreements, including without limitation the termination of employment or service, or pursuant to a right of first refusal, (vii) authorize or enter into any transactions or other arrangements which materially and adversely alter the rights, preferences or privileges of the Preferred Stock (including, without limitation, any subsequent senior credit facility which would have materially more restrictive terms than the Credit Agreement with respect to the Corporation’s ability to pay dividends in cash) and (viii) change the authorized number of directors on the Board.

SECTION 3.7. Investor Directors.

(a) Investor Party Nomination.  For so long as Investor Parties hold at least the Minimum Holding, the Majority Investor Parties shall be entitled to designate for nomination and election one (1) member (the “Investor Director”) of the Company’s Board of Directors (the “Board”); provided, however, that if the Company amends its certificate of incorporation to permit the Investor Parties to elect the Investor Director directly, then for so long as Investor Parties hold at least the Minimum Holding, the holders of Preferred Stock shall be entitled to elect one (1) Investor Director directly; provided, further, that the Investor Director shall resign as promptly as practicable in the event that upon the earlier to occur of (i) the Investor Parties no longer hold at least the Minimum Holdings and (ii) there being no shares of Preferred Stock outstanding.

(b) Company Nomination.  In accordance with the provisions of Section 3.7(a), unless the holders of Preferred Stock are entitled to elect an Investor Director directly, at each meeting of the Company’s stockholders at which the election of directors is to be considered, the Company shall nominate the Investor Director designated by the Majority Investor Parties for election to the Board by the holders of Voting Stock and solicit proxies from the Company’s stockholders in favor of the election of Investor Directors.  The Company shall use commercially reasonable efforts to cause each Investor Director to be elected to the Board (including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Director of being elected to the Board.

(c) Removal.  Each Investor Director appointed pursuant to this Section 3.7 shall continue to hold office until the next annual meeting of the stockholders of the Company and until his or her successor is elected and qualified in accordance with this Section 3.7 and the Bylaws or at such time as such Investor Director’s death, resignation, retirement or disqualification.  The Company shall use its commercially reasonable efforts to ensure that any Investor Director is removed only if so directed in writing by the Majority Investor Parties, unless otherwise required by this Section 3.7 or applicable law.

(d) Vacancies.  In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of the term of office of an Investor Director, the Company shall use commercially reasonable efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Majority Investor Parties as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be nominated to be elected to the Board in the manner set forth in Section 3.7(b)).  If the Majority Investor Parties fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Majority Investor Parties elect to fill it with a representative designated hereunder.

(e) Director Fees and Expenses.  The Investor Director shall be entitled to reimbursement of expenses incurred in such capacities on the same basis as the Company provides such reimbursement to the other non-management members of its Board; provided, that no Investor Director will be entitled to receive any fees, including any equity awards, in connection with such Investor Director’s service on the Board.

SECTION 3.8. Observation Rights. For so long as Investor Parties hold at least the Minimum Holding, in the event that an Investor Director is not a member of the Board, the Company shall permit a representative of the Majority Investor Parties (the “Observer”) to attend all meetings of the Board (whether in person, telephonic or other) and committees thereof in a non-voting, observer capacity and shall provide to the Observer, concurrently with the members of the Board, and in the same manner notice of such meeting (or, in the case of any action to be taken by the Board by written consent, a copy of such written consent prior to execution thereof) and a copy of all materials provided to such members, subject to customary recusal practices of the Company with respect to matters in which the Observer has a conflict of interest.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1. Amendment and Modification.  No term of this Agreement may be amended or modified without the prior written consent of the Company and either (i) so long as the Investors or its Affiliates hold any Preferred Stock or Conversion Stock, the Majority Investor Parties or (ii) if the Investors or its Affiliates do not hold any Preferred Stock or Conversion Stock, the holders of a majority of the Preferred Stock (if any).  No provision of this Agreement may be waived except in a writing executed and delivered by the Party against whom such waiver is sought to be enforced.  Any amendment or waiver effected in accordance with this Section 4.1 shall be binding upon Investor Parties and the Company.

SECTION 4.2. Successors and Assigns; Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of Investors and their respective successors and assigns.  This Agreement may not be assigned by any Party hereto without the prior written consent of the Company and the Majority Investor Parties.

SECTION 4.3. Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in an acceptable manner.

SECTION 4.4. Notices and Addresses.  Unless otherwise provided, any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile or electronic mail, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight air courier, one (1) Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Merge Healthcare Incorporated
350 North Orleans Street
Chicago, IL 60654
Attention:   Board of Directors
Facsimile:    (312) 565-6870
E-Mail:         Jared.Green@merge.com

With a copy to (which shall not constitute notice to the Company):

Jenner & Block LLP
353 North Clark Street
Chicago, IL 60654
Attention:   Mark A. Harris and Jeffrey R. Shuman
Facsimile:    (312) 923-8584
E-Mail:         mharris@jenner.com and jshuman@jenner.com

If to Investor Parties:

c/o Guggenheim Partners Investment Management, LLC
330 Madison Avenue, 10th Floor
New York, NY 10017
Attention:   GI Legal
Fax:              (212) 644-8107
Email:           GILegalTransactionsGroup@guggenheimpartners.com

With a copy to (which shall not constitute notice to Investor Parties):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:   Douglas Ryder and Richard Aftanas
Facsimile:    (212) 446-6460
E-Mail:         douglas.ryder@kirkland.com and raftanas@kirkland.com

SECTION 4.5. Governing Law; CONSENT TO JURISDICTION.  This Agreement and any Action or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions leading to this Agreement or contemplated hereby and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of New York applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK (THE “CHOSEN COURTS”).  EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL).  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING.  THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

SECTION 4.6. WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 4.7. Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

SECTION 4.8. Counterparts; Electronic Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

SECTION 4.9. Further Assurances.  Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 4.10. Remedies.  Each Party hereby acknowledges and agrees that the failure of the other Party to perform its respective agreements and covenants hereunder, including any failure to take all actions as are necessary by such Party to consummate the transactions contemplated hereby (to the extent required to be taken by such Party under this Agreement), will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy.  Accordingly, each Party hereby agrees that any other Party shall be entitled to the issuance of equitable relief by any court of competent jurisdiction to compel performance of such Party’s obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Justin C. Dearborn
Name: Justin C. Dearborn
Title: Chief Executive Officer

GUGGENHEIM PRIVATE DEBT FUND NOTE ISSUER, LLC

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

NZC GUGGENHEIM FUND LLC

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

MAVERICK ENTERPRISES, INC.

By: Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

VERGER CAPITAL FUND LLC

By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

Signature Page to Investors Rights Agreement

            SCHEDULE 1

Guggenheim Private Debt Fund Note Issuer, LLC
NZC Guggenheim Fund LLC
Maverick Enterprises, Inc.
Verger Capital Fund LLC

S-1